UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2015

 Celsus Therapeutics Plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building One Pancras Square C/O Pearl Cohen Zedek Latzer Baratz UK LLP London, N1C 4AG, United Kingdom
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On July 10, 2015, Celsus Therapeutics Plc, a company organized under the laws of England and Wales (the “Company”), entered into a Share Exchange Agreement (the “Acquisition Agreement”) with RPC Pharma Limited, a Maltese corporation (“RPC”), the sole shareholder of Volution Immuno Pharmaceuticals SA (“Volution”), a private, Swiss-based, clinical stage biotechnology company that is focused on developing anti-complement and anti-inflammatory molecules as treatments for a wide range of rare and orphan conditions in the autoimmune and inflammatory diseases sectors.

Upon the terms and subject to the satisfaction of the conditions described in the Acquisition Agreement, including approval of the transaction by the Company’s shareholders, the Company will acquire the entire issued share capital of Volution, with Volution becoming a wholly-owned subsidiary of the Company (the “Acquisition”).

RPC, as the sole Volution shareholder, will receive shares of the Company’s ordinary shares, par value £0.01 (“Ordinary Shares”), in exchange for shares of Volution at the exchange ratio set forth in the Acquisition Agreement. Under this exchange ratio described in the Acquisition Agreement, immediately following the Acquisition, RPC, the former sole Volution shareholder, will own 91.68% of the aggregate number of Company Ordinary Shares on a fully diluted basis, and the securityholders of the Company as of immediately prior to the Acquisition will own 8.32% of the aggregate number of Company Ordinary Shares on a fully diluted basis. The exchange ratio takes into account, among other things, the shares issuable upon exercise of options and warrants of the Company outstanding as of immediately prior to the effective time of the Acquisition.

Following the Acquisition, the Company’s Chief Executive Officer, Gur Roshwalb, M.D., will be the combined company’s Chief Executive Officer, and the Company’s corporate headquarters will be located at 24 West 40th Street, 8th Floor, New York, NY 10018. Additionally, following the Acquisition, the board of directors of the combined company will consist of Ray Prudo, as Executive Chairman, and Clive Richardson of Volution, and Mark Cohen, as Vice Chairman, Gur Roshwalb, Allan Shaw, David Sidransky and Johnson Lau of Celsus.

The Acquisition Agreement contains customary representations, warranties and covenants made by the Company and Volution, including covenants relating to the Company’s and Volution’s conduct of their respective businesses between the date of signing the Acquisition Agreement and the closing of the Acquisition.

The authorization and issuance of the Company Ordinary Shares in the Acquisition, changing the name of the Company to Akari Therapeutics Plc and the election of the new Volution appointed directors are subject to approval by the Company’s shareholders. The Acquisition is subject to other customary closing conditions, including, among other things, the approval by NASDAQ of the listing application to list the Company’s American depositary shares (“ADSs”) representing the Ordinary Shares to be issued to RPC, no general suspension of trading of the New York Stock Exchange or the NASDAQ stock market, the board of directors of RPC being satisfied that the Company can be financed at levels and on terms satisfactory to them, neither the Company nor RPC having accepted a Third Party Offer (as defined therein) and the Company’s ADSs remaining listed on the NASDAQ Capital Market.

The Acquisition Agreement may be terminated only (i) if the conditions are not satisfied by the date which is four months from the date of the Acquisition Agreement (or such later date agreed between the Company and RPC); (ii) by one party if there has been a material breach of the warranties given by the other at signing; (iii) by one party if an event occurs in relation to the other party which would have been a material breach of warranty by the other party had its warranties been repeated at all times up to the effective time of the Acquisition; or (iv) by one party if there is a material breach of the conduct provisions applicable between signing and the effective time of the Acquisition Agreement by the other party. Upon termination of the Acquisition Agreement for the Company’s failure to obtain the required approval of its shareholders, or if the Company’s board removes its recommendation of the transaction, the Company is obligated to pay RPC a termination fee of $6,000,000. If the Acquisition Agreement is terminated because one party accepts a Third Party Offer (as defined therein), such party is obliged to pay a termination fee of $6,000,000 to the other party. If RPC terminates the Acquisition Agreement because its board is not satisfied that the Company can be financed at levels and on terms satisfactory to it and that party accepts a Third Party Offer within 6 months of such termination, RPC is obliged to pay a termination fee of $6,000,000 to the Company.

Lock-Up Agreement

As a condition to the closing of the Acquisition, RPC, Volution’s sole shareholder will enter into a lock-up agreement, pursuant to which such RPC will agree not to sell or transfer, or engage in swap or similar transactions with respect to, the Company’s Ordinary Shares, including, as applicable, shares received in the Acquisition and issuable upon exercise of certain warrants and options from the completion of the Acquisition until 180 days from the completion of the Acquisition.

Relationship Agreement

As a condition to the closing of the Acquisition, the Company and RPC entered into a Relationship Agreement, which provides, subject to closing of the Acquisition, the right for RPC to appoint the following number of directors to the Company’s board of Directors in relation to the percentage of the Company’s Ordinary Shares held in aggregate by RPC from time to time: (i) two class A directors if RPC holds 25% or more of the Company’s Ordinary Shares; (ii) one class A director if RPC holds 10% or more but less than 25% of the Company’s Ordinary Shares; and (iii) no Directors if RPC holds less than 10% of the Company’s Ordinary Shares.

Additionally, where such right to appoint a director falls away, RPC is obliged to procure the resignation of the relevant director as soon as practicably possible thereafter at no cost to the Company. Unless otherwise agreed by the Company’s board of directors, the directors appointed by RPC shall be class A directors.

Subject to such designated directors meeting NASDAQ and SEC requirements to sit on such committees, each of the audit committee, nomination committee and the compensation committee of the Company shall comprise at least one director designated to serve on such committee by RPC. Appointments by RPC are subject to NASDAQ and SEC requirements from time to time.

Working Capital Agreement

Prior to the closing of the Acquisition, Volution and certain shareholders are expected to provide one or more working capital advances, which will be contracted on the same or similar terms to the working capital advance agreement to provide funding for Volution’s working capital up to the closing of the Acquisition for an amount up to $4,000,000 in the aggregate. The key terms of the working capital advances will be as follows: interest on sums advanced will accrue at 3% per annum on the amounts outstanding from time to time; and the advance is expected to be repayable shortly after completion of the Acquisition. Accordingly, it is expected that when the funding is repaid, Volution will be a wholly-owned subsidiary of the Company and the repayment will be funded by the combined company.

Other

The Acquisition Agreement has been included to provide the Company’s shareholders with information regarding its terms. The assertions embodied in the representations and warranties contained in the Acquisition Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Acquisition Agreement. Moreover, certain representations and warranties contained in the Acquisition Agreement were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement; and may be subject to contractual standards of materiality different from what might be viewed as material to the Company’s shareholders. Accordingly, the representations and warranties in the Acquisition Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Acquisition Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Acquisition Agreement should not be read alone, but should instead be read in conjunction with each other and other information regarding the Company.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Acquisition Agreement, the Company will issue Company Ordinary Shares to RPC, the sole shareholder of Volution. The number of Ordinary Shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The shares to be issued by the Company in the Acquisition will be issued in a private placement exempt from registration under Section 4(a)(2) of the Act and Regulation S promulgated thereunder, because the offer and sale of such securities will be made to a non-U.S. person (as that term is defined in Regulation S under the Act) in an offshore transaction.

Item 5.01	Changes in Control of Registrant.

The completion of the Acquisition will constitute a change in control of the Company. The Acquisition is described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Acquisition Agreement provides that at and immediately after the effective time of the Acquisition, the officers of the combined company will include Gur Roshwalb, M.D., Chief Executive Officer, Dov Elefant, Chief Financial Officer, and Clive Richardson, Chief Operations Officer. Ray Prudo, M.D. will become the Company’s Executive Chairman. Upon completion of the Acquisition, Gur Roshwalb, M.D. will continue to assume the role of Principal Executive Officer of the Company and the duties of Principal Financial and Accounting Officer will continue to be performed by Dov Elefant.

Ray Prudo, M.D., age 70, has been an active investor and developer of healthcare companies for 25 years. Dr. Prudo has been Founder, Chairman, and Chief Executive Officer of Volution and its predecessor company, Varleigh Immuno Pharmaceuticals, since inception in 2008. He is currently a board member of several UK healthcare companies. Dr. Prudo holds an MBBS from the University of London, and an FRCP(C) from the Royal College of Physicians and Surgeons of Canada.

Clive Richardson, age 50, is currently Head of Operations for Volution, a position he has held since January 2014. Prior his current position, Mr. Richardson served as consultant to Varleigh Immuno Pharmaceuticals since inception in 2008. Prior to working for Volution and Varleigh, Mr. Richardson served as a member of the board of directors for a range of international healthcare companies, including CIS Healthcare Ltd. and Clinisys Ltd. Mr. Richardson was formerly Head of Equities Research for Investec Bank, and worked as a strategy consultant for L.E.K. Consulting. Mr Richardson holds an M.A. in Zoology from Trinity College, Oxford University.

Additionally, following the Acquisition, the board of directors of the combined company will consist of Ray Prudo, as Executive Chairman, and Clive Richardson of Volution, and Mark Cohen, as Vice Chairman, Gur Roshwalb, Allan Shaw, David Sidransky and Johnson Lau of Celsus.

Additional Information and Where to Find It

In connection with the Acquisition, the Company plans to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company and Volution may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at http://www.celsustx.com/ under the heading “Investor Relations.”

The Company and Volution and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Acquisition. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Acquisition may be obtained by reading the proxy statement regarding the Acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Exchange Agreement, dated as of July 10, 2015, by and between Celsus Therapeutics Plc and RPC Pharma Limited.

10.1	Relationship Agreement, dated as of July 10, 2015, by and between Celsus Therapeutics Plc and RPC Pharma Limited.

10.2	Form of Working Capital Agreement, by and between Celsus Therapeutics Plc and RPC Pharma Limited.

10.3	Form of Lock-Up Agreement, by and among Celsus Therapeutics Plc and RPC Pharma Limited.

*	All schedules and exhibits to the Share Exchange Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSUS THERAPEUTICS PLC

By:	/s/ Gur Roshwalb
Name: Title:	Gur Roshwalb Chief Executive Officer

Date: July 13, 2015